Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 2-93013, 33-23918, 33-72270 and 33-58703) of S & K
Famous Brands, Inc. of our report dated March 10, 1997, appearing on page 15 of the 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.

PRICE WATERHOUSE  LLP

Norfolk, Virginia
April 11, 1997